GLOBAL LINES, INC. AND ALKALINE WATER CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	Global Lines,	Alkaline
	Inc. as of	Water Corp.			Company Pro
	February 28,	as of March	Pro Forma		Forma
	2013	31, 2013	Adjustments		Combined

ASSETS
Current Assets
Cash	$18	$64,607			$64,607
Accounts receivable	--	15,110			15,110
Inventory	--	7,573			7,573
Other – deposits	4,000	--			4,000
Total Current Assets	$4,018	$87,290			$91,308

Fixed Assets, net	--	38,083			38,083

Deposits – Related Party	--	15,000			15,000

TOTAL ASSETS	$4,018	$140,373	$--		$144,391

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)

LIABILITIES
Current Liabilities
Accounts payable	$--	$12,651			$12,651
Accounts payable – related party	--	490			490
Accrued expenses	--	5,400			5,400
Accrued interest	--	1,315			1,315
Notes payable – related party	--	150,000			150,000
Total Current Liabilities	$--	$169,856			$169,856
TOTAL LIABILITIES	$--	$169,856			$169,856

STOCKHOLDERS’ EQUITY/(DEFICIT)
Common stock	$7,300	$100	70,100	[2]	$77,500
Additional paid-in capital	45,604	253,805	(118,986)	[2]	180,423
Accumulated deficit	(48,886)	(283,388)	48,886	[2]	(283,388)

TOTAL STOCKHOLDERS’ EQUITY/ (DEFICIT)	$4,018	$(29,483)	--		$(25,465)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)	$4,018	$140,373	$--		$144,391

See Accompanying Notes to Pro Forma Consolidated Financial Statements

GLOBAL LINES, INC. AND ALKALINE WATER CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS

	Global Lines,	Alkaline
	Inc.	Water Corp.
	For the	For the
	Quarter	Quarter
	Ended	Ended			Company Pro
	February 28,	March 31,	Pro Forma		Forma
	2013	2013	Adjustments		Combined

REVENUES	$--	$15,110			$15,110

COST OF GOODS SOLD	--	4,346			4,346

GROSS PROFIT	$--	$10,764			$10,764

OPERATING EXPENSES
Sales and marketing expenses	$--	$35,325			$35,325
General and administrative expenses	2,762	43,507	(2,762)	[1]	43,507
General and administrative expenses
- Related party	--	20,350			20,350
Depreciation Expense	--	1,814			1,814

Total Operating Expenses	$2,762	$100,996	(2,762)	[1]	$100,996

OPERATING LOSS	$(2,762)	$(90,232)	2,762	[1]	$(90,232)

OTHER EXPENSES
Interest expense	$--
Other expense	--	4,577			4,577

Total Other Expenses	$--	$5,892			$5,892

NET LOSS	$(2,762)	$(96,124)	$2,762	[1]	$(96,124)

See Accompanying Notes to Pro Forma Financial Statements

GLOBAL LINES, INC. AND ALKALINE WATER CORP.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

1. BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 30, 2013, Global Lines, Inc. (“GAEND”) acquired 100% of Alkaline Water Corp. (“AWC”) in exchange for a total of 43,000,000 restricted shares of GAEND’s common stock. Additionally, former officers and directors of GAEND agreed to cancel a total of 75,000,000 shares of common stock.

The unaudited pro-forma condensed consolidated financial statements have been developed from the unaudited records of GAEND as of February 28, 2013 and the three months then ended and the audited records of AWC as of March 31, 2013 and the three months then ended.

The unaudited pro-forma condensed consolidated balance sheet is based upon the historical financial statements of GAEND and AWC. The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred on March 31, 2013.

The unaudited pro-forma condensed consolidated statement of operations for the three months ended March 31, 2013 is based upon the historical financial statements of GAEND and AWC, after giving effect to the reverse merger acquisition. The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2. PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

[1]	Net effect of the elimination of all of the assets, liabilities and operations of GAEND.
[2]	Recapitalization due to reverse merger of GAEND and AWC.

3. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 1,125,000,000 shares of its $0.001 par value common stock.

On May 30, 2013, the Company effected a 15-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 77,500,000 shares of common stock issued and outstanding. The pro-forma condensed consolidated balance sheet as of March 31, 2013 is presented as if the reverse merger acquisition had occurred on March 31, 2013.